EXHIBIT 31.2

CERTIFICATION PURSUANT TO
RULE 13a/15d OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sanjay Kapoor, certify that:
1.    I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Spirit AeroSystems Holdings, Inc. ("registrant");
2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report.

/s/ Sanjay Kapoor
Sanjay Kapoor Senior Vice President and Chief Financial Officer
Date: March 6, 2015